Exhibit 10.3

AGREEMENT

This Agreement is made this 28th day of December, 2007, by and between UCC Ueshima Coffee Co. Ltd., a Japanese corporation (“UCC”) and Tully’s Coffee Corporation, a Washington corporation (“Tully’s”).

The parties promise and agree as follows:

1. Definitions: The following terms shall have the following meanings when used in this Agreement:

1.1 “Action” shall mean that action pending before the United States District Court for the Western District of Washington under Cause No. C06-1604RSL.

1.2 “Affiliate” shall mean any entity which, directly or indirectly, (i) is owned or controlled by any party, (ii) owns or controls any party, or (iii) is under common ownership or control with an entity which owns or controls any party.

1.3 “Amendment to License” shall have the meaning set forth in Section 4.

1.4 “Guaranty” shall have the meaning set forth in Section 3 of this Agreement.

1.5 “Intellectual Property Laws” shall mean the laws of any jurisdiction, whether domestic or foreign or whether created by statute, regulation, case law or otherwise, which govern the protection of original human thought and ideas, or their expression or reduction to practice, and the products which are derived therefrom, including, but not limited to, the laws governing utility or design patents, trademarks, trade dress rights, copyrights and trade secrets.

1.6 “Intellectual Property Rights” shall mean the rights held by any party hereto which derived in any way from Intellectual Property Laws. For purposes of this Agreement, “Intellectual Property Rights” shall mean any and all (by whatever term known or designated) tangible and intangible, now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including but not limited to all exclusive exploitation rights, copyrights, neighboring rights and moral rights; (b) trade secret rights; (c) trademarks; trade dress; (e) patents, designs, algorithms and other industrial property rights; (f) all other proprietary rights of every kind and nature throughout the universe, however designated (including without limitation, logos, character rights, “rental” rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise; (g) all registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force throughout the universe; (h) all rights under any licenses, sublicenses or other contracts relating thereto and all of rights to collect royalties or other fees in connection with the use or exploitation thereof; and (i) all causes of action and enforcement rights, whether currently pending, filed, or otherwise, relating to any of the above.

1.7 “License Agreement” shall mean that certain Exclusive License Agreement, dated as of April 11, 2001, between UCC and Tully’s.

1.8 “Mutual Dismissal with Prejudice” shall have the meaning set forth in Section 4 of this Agreement.

1.9 “Mutual Release” shall have the meaning set forth in Section 4 of this Agreement.

1.10 “Notice” shall have the meaning set forth in Section 11.2 of this Agreement.

1.11 “Promissory Note” shall have the meaning set forth in Section 2 of this Agreement.

1.12 “Security Agreement” shall have the meaning set forth in Section 3 of this Agreement.

1.13 “TCAP” shall mean that wholly owned subsidiary of Tully’s formed under the laws of Nevada on July 13, 2007, and any successor entity thereto.

1.14 “TC-P” shall mean that certain general partnership or similar entity formed by Tully’s, TCAP or any other Affiliate of Tully’s for the purpose of exploiting the Tully’s Business Names and Trademarks in the Territory.

1.15 “Territory” shall mean the Territory described in Exhibit G attached hereto.

1.16 “Tully’s” shall have the meaning set forth in the opening to this Agreement.

1.17 “UCC” shall have the meaning set forth in the opening to this Agreement

1.18 “U.S. Court” shall mean the United States District Court for the Western District of Washington, located in Seattle, Washington.

1.19 Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the License Agreement.

2. Settlement Compensation: Concurrent with the execution of this Agreement, Tully’s agrees to cause TCAP to pay to UCC Six Million U.S. Dollars ($6,000,000), payable in the form of the Promissory Note attached hereto as Exhibit A.

3. Guaranty and Security Agreement: As security for the Promissory Note and all obligations of TCAP thereunder and for the consideration which Tully’s acknowledges that it and its Affiliates are receiving hereunder, Tully’s agrees that the security interest granted to UCC under the License Agreement shall remain in full force and effect and Tully’s shall execute and cause TCAP to execute (a) that certain Guaranty in the form attached hereto as Exhibit B, (b) that certain Security Agreement in the form attached hereto as Exhibit C, and such other documents as UCC may reasonably request to perfect and provide notice of its security interests and rights under such Guaranty and Security Agreement.

4. Resolution of Action: Until the Initial Payment (as defined in the Promissory Note) is paid in full to UCC, UCC and Tully’s shall both stand down on the Action and, if and when legal counsel for the parties hereto agree, so notify the court before which the Action is being heard. Within five (5) days of receipt of such payment by UCC, the parties to this Agreement shall file a Stipulation of Dismissal (“Mutual Dismissal with Prejudice”) in the form attached hereto as Exhibit D, and execute (a) an Amendment to License in the form attached hereto as Exhibit E and (b) a Mutual Release in the form attached hereto as Exhibit F. Tully’s agrees that Amendment to License shall not affect UCC’s rights under this Agreement or its Exhibits.

5. Required Documents, Sub-Licensing & Distributions. UCC acknowledges that it has been provided with copies of drafts of the assignment agreement between TC-P and TCAP, and license between Tully’s and TCAP, which Tully’s represents and warrants (a) are the only assignment and license, without any amendment, between such parties relating to use of the Tully’s Business Names and Trademarks in the Territory and (b) shall be the only licenses or rights of any kind that Tully’s or any Tully’s Affiliate shall grant, without UCC’s prior written consent, in the Tully’s Business Names and Trademarks in the Territory from the date of this Agreement until UCC is paid in full under the Promissory Note; provided, however, that UCC acknowledges and agrees that (x) Tully’s, TCAP and TC-P contemplate that TC-P shall sublicense, franchise and grant distribution rights in the Tully’s Business Names and Trademarks in the Territory before UCC is paid in full and that (y) so long as UCC receives two thirds (2/3rd) of any distributions in any form that are otherwise to be paid to TCAP, whether in cash or otherwise, on the same day that the remaining one third (1/3rd) is distributed to TCAP or TCAP’s designee, and so long as all sublicensees, franchisees, and distributors are notified of UCC’s security interest in the Tully’s Business Names and Trademarks prior to entering into any such relationship, then UCC hereby consents to such sublicenses, franchises and distribution rights in advance. UCC further acknowledges and agrees that (i) TCAP may distribute to Tully’s that remaining one-third (1/3rd) of any distribution from TC-P and (ii) any such distribution made before TCAP or Tully’s default under this Agreement or any Exhibit hereto shall be Tully’s; UCC releases its rights to such pre-default distributions. Tully’s acknowledges and agrees that, any proceeds not paid to Tully’s prior to such a default shall be subject to UCC’s rights to such proceeds under this Agreement and its Exhibits. Tully’s and its Affiliates shall also provide UCC with any accountings or other documents that UCC may reasonably request (1) to verify revenues generated from the Tully’s Business Names and Trademarks in the Territory and Tully’s royalty rights related thereto, (2) to effect its own accounting and tax planning in connection with its rights granted under this Agreement, and (3) to understand its rights and remedies, as a potential successor in interest under the Exhibits hereto.

6. Jurisdiction of the Court: The parties shall jointly request that the Court retain jurisdiction of the Action for purposes of (a) enforcing the parties compliance with the terms and conditions of this Agreement, and (b) providing interpretations and supplementation of the Agreement where necessary to enforce the intention of the parties as expressed in Section 7 hereof. The Court’s retention of jurisdiction over the Action for such purpose is a condition precedent to the validity of this Agreement and the overall proposed settlement of the parties in the Action. Each party expressly submits itself to the jurisdiction of the Court for the purposes set forth in this Agreement, but for no other purpose. Without limiting the foregoing, Tully’s agrees that the Court shall have continuing jurisdiction for the purpose of evaluating Tully’s compliance with the terms of Section 5 above.

7. Intention of the Parties: It is the parties’ mutual intent:

7.1 To act in good faith in implementing this Agreement in a prompt and cooperative manner;

7.2 To provide a relatively quick and cost effective method of resolving the Action;

7.3 To ensure that UCC is timely paid the amounts due to UCC under the Promissory Note in full.

7.4 Subject to UCC’s rights to preserve its interests hereunder and under the Exhibits, to permit TCAP and TC-P to establish and develop Tully’s business in the Territory while also acknowledging that this Agreement is not intended to affect or restrict in any way UCC’s business or its pursuit of business opportunities throughout the world.

This Agreement shall be liberally construed in light of the intent of the parties, with the Court having authority to further such intentions by interpolating and, if necessary, to supply provisions of this Agreement which the parties did not properly anticipate.

8. Confidentiality: All information supplied by either party in the course of adhering to the terms and conditions of this Agreement shall be confidential and shall be the sole property of the submitting party. All such confidential information shall be held in the strictest confidence by the receiving party, and shall not be shared with any third party whatsoever, unless disclosure is required by law or regulation. Each party receiving confidential information from the other shall undertake to limit the distribution of such confidential information only to those persons (whether employees, agents, independent contractors or consultants) who have a need to know for purposes of executing, delivering, performing and enforcing this Agreement, or unless such persons have a legal right to the information, or unless the disclosure is required by law. The parties each further agree that they and their Affiliates and representatives shall neither (a) disclose the specific terms of the settlement reflected in this Agreement (and its exhibits), except as required by law or regulation, nor (b) engage in any disparaging or defamatory comments, publications, announcements, or other conduct or behavior, whether oral or written, with respect to the other. The provisions of this Section may be specifically enforced upon application to the Court and a successful showing of a violation thereof. Each party agrees to give reasonable notice to the other of any disclosure of such confidential information that it intends to make to any government agency or third party. Nothwithstanding the foregoing, UCC acknowledges and agrees that Tully’s will be required to file a copy of this Agreement with the SEC and to disclose information related to this Agreement in its regular SEC filings and, as required by Tully’s outside auditors, in the notes to its financial statements.

9. No Admission: This Agreement is part of the compromise and settlement of contested claims. No action taken by the parties hereto, either previously or in connection with the compromise reflected in this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any claim, demand, or cause of action referred to herein or relating to the subject matter of this Agreement, or any acknowledgment by them, or any of them, of any fault or liability to any party hereto or to any other person in connection with any matter or thing.

10. Claims of Breach: If a party claims that any provision of this Agreement has been breached, it will, as a condition precedent to any action to enforce this Agreement, give notice of alleged breach to the other party and provide it a five (5) day period within which to cure the alleged breach. Nothing in this Agreement or its Exhibits shall be interpreted or construed to limit UCC’s ability to enforce or protect the rights granted to UCC under the Security Agreement, including where necessary to institute legal action to enjoin or seek damages for activities originating outside the Territory that may have the effect of damaging or otherwise impairing UCC’s rights in the Collateral. Any breach of any Exhibit hereto shall be a breach of this Agreement.

11. Miscellaneous: The following provisions shall be applicable to this Agreement, and to its construction and interpretation:

11.1 Rules of Construction: All parties have been actively represented by counsel throughout the negotiations leading to the execution and delivery of this Agreement. Consequently, the usual rules of construction of documents against the interest of the party drafting the same are hereby waived, and the parties stipulate that this Agreement and the documents contemplated thereby be construed in accordance with the intent of the parties as expressed herein or therein.

11.2 Notices: Any notice or other communication required or permitted hereunder (“Notice”) shall be in writing, and shall be deemed to have been given when delivered addressed as follows or when sent by facsimile with evidence of receipt to the telephone numbers listed below:

If to UCC:	UCC Ueshima Coffee Co., Ltd.
7-7-7 Minatojima-Nakamachi, Chuo-ku
Kobe, Japan 650-8577
Attn: Gota Ueshima & Seisuke Ueshima
Fax: 011-81-78-304-8845

With a copy to:	Garvey Schubert Barer
1191 Second Avenue, 18th Floor
Seattle, WA 98101-2939
Attn: Sara P. Sandford & Bruce A. McDermott
Fax: 1-206-464-0125

If to Tully’s:	Tully’s Coffee Corporation
3100 Airport Way South
Seattle, WA 98134
Attention: President
Fax: 1-206-233-2075

With a copy to:	Carney Badley Spellman, P.S.
701 Fifth Avenue, Suite 3600
Seattle, WA 98104
Attn: Patrick R. Lamb
Fax: 1-206-467-8215

Each of the parties shall be entitled to specify a different address or facsimile number by giving Notice as aforesaid.

11.3 Entire Agreement: This Agreement and the Exhibits hereto constitute the entire agreement relating to the subject matter hereof between the parties and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written. No supplement, modification or waiver of this Agreement or any such Exhibit shall be binding unless executed in writing by the party to be bound or issued by the Court after application by either party after due Notice to the other. No waiver of any of the provisions of this Agreement or any such Exhibit shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver or estoppel with respect to subsequent defaults unless otherwise expressly provided.

11.4 Headings: Section headings are not to be considered part of this Agreement and are included solely for convenience and reference and are not intended to be full or accurate descriptions of the content thereof.

11.5 Governing Law: The validity, construction, and interpretation of this Agreement shall be governed by the laws of the State of Washington applicable to contracts made and to be performed wholly within that state.

11.6 Venue and Consent to Jurisdiction: Venue and jurisdiction of any litigation arising out of this Agreement shall lie exclusively in the United States District Court for the Western District of Washington located in Seattle, Washington. The parties hereto hereby submit to the jurisdiction of such court, and the rights granted under this paragraph may be specifically enforced by either party to this Agreement.

11.7 Waiver of Jury Trial: Both parties agree that in the event of any litigation arising out of this Agreement, the matters are not suitable for determination by a jury. All parties hereby waive their right to a jury trial on any matter litigated pursuant to this Agreement, and the waiver set forth herein may be specifically enforced by all other parties to this Agreement.

11.8 Severability: Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

11.9 Counterparts: This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable; provided, however, that no such execution shall be effective until this Agreement is executed by all parties hereto.

11.10 No Third Party Rights: Except as specifically provided in this Agreement and by documents contemplated by or attached as exhibits to this Agreement, nothing in this Agreement is intended to imply or by implication to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

11.11 Attorneys’ Fees: In the event any party takes legal action to enforce any of its rights under this Agreement, the prevailing party to such action shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees, incurred in any such action or any appeal thereof.

11.12 Number, Gender and Persons: In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

11.13 Time of Essence: Time shall be of the essence of this Agreement.

Dated the day and year first above written.

UCC UESHIMA COFFEE CO. LTD.		TULLY’S COFFEE CORPORATION

By:		By:
	Title:		Title:

EXHIBIT A

Promissory Note

[To Be Inserted]

EXHIBIT B

Guaranty

[To Be Inserted]

EXHIBIT C

Security Agreement

[To Be Inserted]

EXHIBIT D

Mutual Dismissal with Prejudice

[To Be Inserted]

EXHIBIT E

Amendment to License

[To Be Inserted]

EXHIBIT F

Mutual Release

[To be Inserted]

EXHIBIT G

Territory

Territories licensed by Tully’s to TCAP:

American Samoa

Australia

Bangladesh

Bhutan

Brunei

China

Cook Islands

Guam

Hong Kong

India

Indonesia

Laos

Macao

Malaysia

Mongolia

Myanmar (Formerly Burma)

Nepal

New Zealand

North Korea

Pakistan

Palau

Philippines

Saipan

Singapore

Solomon Islands

South Korea

Sri Lanka (Formerly Ceylon)

Taiwan

Thailand

Vietnam

Other territories:

Russia